UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2011 (June 16, 2011)
CROGHAN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
0-20159
(Commission File Number)

OHIO (State or other jurisdiction of incorporation)	31-1073048 (IRS Employer Identification Number)

323 CROGHAN STREET, FREMONT, OHIO (Address of principal executive offices)	43420 (Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Announcement of Quarterly Dividend
On June 16, 2011, the Board of Directors of Croghan Bancshares, Inc. approved the declaration of a shareholder dividend for the second quarter of 2011. The second quarter dividend of $.32 per share will be payable on July 29, 2011 to shareholders of record on July 15, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.

Date: June 22, 2011	By:	/s/ Kendall W. Rieman
Kendall W. Rieman, Treasurer